EXHIBIT 10.13

Form of

Nonemployee Director Restricted Stock Grant

Deere & Company
One John Deere Place, Moline, Illinois 61265 USA

[Date]

Nonemployee Director Name

Address

City, State, Zip Code

Dear [Name]:

I am pleased to advise you that on [Date] you were awarded [Number] shares of Restricted Stock pursuant to the Deere & Company Nonemployee Director Stock Ownership Plan (Plan). This award consists of the regular annual award of Restricted Stock equivalent to $65,000 with the number of shares based on the mean of the high and low price of Deere stock on [Date].

Please note that your signature is required at the bottom of page two of this letter agreement.

Participation in the Plan is limited to members of the Deere & Company Board of Directors who are not currently employees of the Company. It is designed to encourage your personal interest in Company growth and focus on stockholder value.

Restricted Stock is Deere & Company (Company) common stock subject to certain restrictions, which are summarized below. Prior to the lapse of restrictions, the Company will hold the Restricted Stock for you.

Your Restricted Stock is subject to the following provisions:

(1)                        Restrictions. You may not sell, pledge, assign, transfer, gift, otherwise alienate, or hypothecate the Restricted Shares while they are subject to the restrictions. The Plan describes other restrictions that the Company may impose.

(2)                        Restriction Period. All restrictions will lapse at the time of your retirement from the Board, upon your death or upon a Change in Control. When the restrictions lapse, you will receive a stock certificate for the shares. Termination of Board membership for cause or for reasons other than normal retirement, disability or death will result in forfeiture of all Restricted Shares.

(3)                        Voting Rights. You have full voting rights with respect to the Restricted Shares held for you by the Company during the restriction period.

(4)                        Dividends and other Distributions. You will receive all cash dividends on the Restricted Shares held for you by the Company during the restriction period. If any stock dividends are declared, they will be held for you by the Company, and will be subject to the same restrictions regarding transferability as the Restricted Stock upon which the stock dividends were paid.

(5)                        Conformity with Plan. Your Restricted Stock award is intended to conform in all respects with the Plan. Inconsistencies between this letter and the Plan will be resolved in accordance with the terms of the Plan. By executing and returning this letter, you agree to be bound by all the terms of the Plan and this letter.

Paragraphs (6) and (7) may affect your United States tax liability.

(6)                        Tax Consequences. Under Section 83 of the Internal Revenue Code, a recipient of a Restricted Stock Award under the Nonemployee Director Restricted Stock Ownership Plan will be taxed on the difference between the fair market value of the Deere & Company common stock and the amount paid for such stock (zero) when restrictions on the Award expire. Restrictions on the Award will lapse (subject to all provisions of the Plan) on the date you terminate your service as a Director by reason of death, disability, or retirement from the Board (hereinafter referred to as the “Vesting Date”). The Award will become taxable to you as ordinary income on the Vesting Date, and you will receive a Form 1099MISC at the end of the year in which vesting occurred. Dividends paid on the Restricted Stock are taxable income to you in the year paid. You will receive a Form 1099DIV at the end of each year in which dividends were paid.

(7)                        Tax Election. IRS regulations do allow you to elect to be taxed on this stock grant immediately. If you wish to file such election, you should contact Deere & Company’s Director of Taxes, [Name], within 30 days of receiving this letter to discuss the procedure. Most participants do not file this election since they are required to pay immediate tax on the stock without the benefit of immediate ownership.

Please execute this letter in the space provided to confirm your understanding and acceptance of this agreement. After this original letter is signed and returned in the enclosed envelope, your Award certificate will be sent by return mail.

Very truly yours,

DEERE & COMPANY

By:
[Name]
President, Global Financial Services and
Corporate Human Resources

The undersigned hereby acknowledges having read the Plan and this letter, and hereby agrees to be bound by all the provisions set forth in the Plan and this letter.

[Name]

Enclosures:                                  Plan Booklet
Beneficiary Form
Return envelope